SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On April 16, 2012, CapLease, Inc. (“we” or the “Company”) entered into an underwriting agreement with Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein. Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to sell 2,000,000 shares (the “Initial Shares”) of 8.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) to the underwriters, and granted the underwriters an option exercisable for 30 days to purchase up to an additional 300,000 shares of Series B Preferred Stock solely to cover over-allotments, if any, made in connection with the offering of the Series B Preferred Stock. The underwriters agreed to pay the Company a purchase price per share of $24.2125 (reflecting a price to the public of $25.00 per share, less an underwriting discount of $0.7875 per share). The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference. Legal opinions delivered regarding the legality of the shares of Series B Preferred Stock offered and certain tax matters are attached as exhibits 5 and 8, respectively, to this Form 8-K.

The issuance and sale of the Initial Shares closed on April 19, 2012.

Item 3.03         Material Modification to Rights of Security Holders.

On April 18, 2012, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (“Articles Supplementary”) to its charter, classifying and designating 2,300,000 of its authorized capital stock as shares of the Series B Preferred Stock. On April 19, 2012, the Company issued 2,000,000 shares of Series B Preferred Stock.

As set forth in the Articles Supplementary, the Series B Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets in the event of the Company’s liquidation, dissolution or winding up, senior to the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Series B Preferred Stock ranks pari passu with the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and any other future equity securities that we may later authorize or issue that by their terms are on a parity with the Series B Preferred Stock.

Holders of the Series B Preferred Stock are entitled to receive, when and as authorized by the Company’s board of directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.375% per annum of the $25.00 per share liquidation preference, equivalent to $2.09375 per annum per share. Dividends of the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, commencing July 16, 2012.

In the event of the Company’s liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders (after payment or provision for payment of all debts and other liabilities) liquidating distributions in cash of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of the payment. Holders of Series B Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our Common Stock or any other shares of stock that rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each parity stock, including the Series A Preferred Stock, and preferential rights of the holders of any series of shares that are senior to the Series B Preferred Stock.

We may not redeem the Series B Preferred Stock prior to April 19, 2017, except upon a “Change of Control” (as defined below) and in limited circumstances related to our continuing qualification as a REIT. At any time on and after April 19, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the “Change of Control Conversion Date” (as defined below), we provide notice of our election to redeem the Series B Preferred Stock), to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) into a number of shares of Common Stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (2) the Common Stock Price (as defined below); and

•	11.9904 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our Common Stock), subdivisions or combinations with respect to our Common Stock as described in the Articles Supplementary.

Upon such a conversion, the holders will be limited to a maximum number of shares of our Common Stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $2.085 (which is 50% of the per-share closing sale price of our Common Stock on April 16, 2012), subject to adjustment, the holders will receive a maximum of 11.9904 shares of our Common Stock per share of Series B Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series B Preferred Stock.

In addition to the Company’s optional redemption right commencing on April 19, 2017 as described above, we have a special optional redemption right in connection with a Change of Control. We may, at our option, redeem the Series B preferred stock, in whole or in part upon the occurrence of a Change of Control, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

If, prior to the Change of Control Conversion Date, we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” occurs when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the required notice of the occurrence of a Change of Control to the holders of Series B Preferred Stock.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; and (2) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary (including a related Certificate of Correction) filed with the State Department of Assessments and Taxation of Maryland on April 18, 2012. The Articles Supplementary and related Certificate of Correction are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this report regarding the Series B Preferred Stock is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1	Underwriting Agreement, dated April 16, 2012, by and among the Company, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc.

3.1	Articles Supplementary Establishing the Rights and Preferences of the 8.375% Series B Cumulative Redeemable Preferred Stock filed on April 18, 2012 with the Maryland State Department of Assessments and Taxation (incorporated by reference to Exhibit 3.3 of the registrant’s Form 8-A filed with the Securities and Exchange Commission on April 18, 2012)

3.2	Certificate of Correction to Articles Supplementary Establishing the Rights and Preferences of the 8.375% Series B Cumulative Redeemable Preferred Stock filed on April 18, 2012 with the Maryland State Department of Assessments and Taxation (incorporated by reference to Exhibit 3.4 of the registrant’s Form 8-A filed with the Securities and Exchange Commission on April 18, 2012)

5	Opinion of Hunton & Williams LLP regarding legality.

8	Opinion of Hunton & Williams LLP regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By: /s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel
and Corporate Secretary

DATE: April 19, 2012